UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
October 24, 2005
(Date of Report/Date of earliest event reported)

SENSIENT TECHNOLOGIES
CORPORATION
(Exact name of registrant as specified in its charter)

WISCONSIN (State or other jurisdiction of incorporation)	1-7626 (Commission File Number)	39-0561070 (IRS Employer Identification No.)
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-5304
(Address and zip code of principal executive offices)
(414) 271-6755
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (a), (b), (c) Not applicable.
     (d) Sensient’s Board of Directors has appointed Mr. Peter M. Salmon, effective October 24, 2005, as a director to fill the vacancy created by the resignation of Mr. Alberto Fernandez, whose resignation as a director was effected by a letter to the Company dated October 17, 2005. Mr. Salmon is the founder and president of the International Food Network, Inc., a consulting firm that serves large food manufacturers and other food industry participants. Mr. Salmon has also been appointed to serve on the Scientific Advisory Committee of the Board. Mr. Salmon has not had any relationship or transaction with the Company that would be required to be disclosed under item 404(a) of Regulation S-K.
     Sensient’s Board of Directors also named Hank Brown as chairman of its Audit Committee.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSIENT TECHNOLOGIES CORPORATION (Registrant)
By:	/s/ John L. Hammond
Name:	John L. Hammond
Title:	Vice President, Secretary and General Counsel

Date:	October 28, 2005

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